Exhibit 99.4

Sierra Monolithics, Inc.

Financial Statements as of December 31, 2008 and 2007, and for the Years Then Ended, and Independent Auditors’ Report

SIERRA MONOLITHICS, INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2008 AND 2007, AND FOR THE YEARS THEN ENDED:

Balance Sheets	2–3

Statements of Operations	4

Statements of Stockholders’ Deficit	5

Statements of Cash Flows	6

Notes to Financial Statements	7–21

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Sierra Monolithics, Inc.

Redondo Beach, California

We have audited the accompanying balance sheets of Sierra Monolithics, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, CA

April 24, 2009

SIERRA MONOLITHICS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,941,243	$2,940,219
Accounts receivable — net of allowance for doubtful accounts and sales return reserves of $565,377 and $814,501 in 2008 and 2007, respectively	4,057,842	6,487,577
Contract receivables	1,346,046	40,024
Inventory	6,910,819	3,292,261
Deferred income tax assets	6,079,217
Other current assets	369,037	871,149

Total current assets	22,704,204	13,631,230

PROPERTY AND EQUIPMENT — Net	3,329,852	1,448,032

DEFERRED INCOME TAX ASSETS	3,499,858

OTHER ASSETS	50,023	81,000

TOTAL	$29,583,937	$15,160,262

(Continued)

SIERRA MONOLITHICS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$2,095,756	$4,023,358
Accrued expenses	3,995,703	3,112,348
Warranty obligation	5,064,660	7,987,302
Deferred revenue	16,380	769,738
Advanced payments and billings in excess of costs incurred	83,000	475,459
Current portion of credit facility	1,666,666
Current portion of obligations under capital leases	106,477	111,818
Customer advances	144,185	189,281
Income tax payable	71,336	228,559

Total current liabilities	13,244,163	16,897,863

LONG-TERM LIABILITIES:
Obligations under capital leases — excluding current portion		91,490
Long-term portion of credit facility	1,333,334

Total liabilities	14,577,497	16,989,353

COMMITMENTS AND CONTINGENCIES (Note 11)

Convertible Series A preferred stock, $0.0001 par value — authorized 10,039,783 shares; issued, and outstanding 9,838,290 and 9,684,823 shares in 2008 and 2007, respectively	22,948,579	22,948,579

Convertible Series B preferred stock, $0.0001 par value per share — authorized, issued, and outstanding 21,138,211 shares	17,733,104	17,733,104

STOCKHOLDERS’ DEFICIT:
Common stock and additional paid-in capital, $0.0001 par value per share — authorized 100,000,000 shares; issued, and outstanding 13,633,251 and 13,530,111 shares in 2008 and 2007, respectively	761,390	248,935
Accumulated deficit	(26,436,633)	(42,759,709)

Total stockholders’ deficit	(25,675,243)	(42,510,774)

TOTAL	$29,583,937	$15,160,262

See notes to financial statements.	(Concluded	)

SIERRA MONOLITHICS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
REVENUES	$46,691,004	$38,872,581
COSTS OF REVENUES	20,633,359	24,907,845

GROSS PROFIT	26,057,645	13,964,736
RESEARCH AND DEVELOPMENT COSTS	11,431,825	7,127,168
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	7,584,934	5,447,700

OPERATING INCOME	7,040,886	1,389,868
INTEREST INCOME	81,848	43,032
INTEREST EXPENSE	(94,656)	(179,017)

INCOME BEFORE INCOME TAXES	7,028,078	1,253,883
INCOME TAX BENEFIT (EXPENSE)	9,294,998	(228,559)

NET INCOME	$16,323,076	$1,025,324

See notes to financial statements.

SIERRA MONOLITHICS, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock and Additional Paid-In Capital		Accumulated Deficit	Total
	Shares	Amount
BALANCE — January 1, 2007	12,957,083	$—	$(43,785,033)	$(43,785,033)

Issuance of common stock upon exercise of stock options	573,028	128,677		128,677
Stock-based compensation		120,258		120,258
Net income			1,025,324	1,025,324

BALANCE — December 31, 2007	13,530,111	248,935	(42,759,709)	(42,510,774)

Issuance of common stock upon exercise of stock options	103,140	43,115		43,115
Stock-based compensation		469,340		469,340
Net income			16,323,076	16,323,076

BALANCE — December 31, 2008	13,633,251	$761,390	$(26,436,633)	$(25,675,243)

See notes to financial statements.

SIERRA MONOLITHICS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,323,076	$1,025,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,168,296	376,395
Stock-based compensation expense	469,340	120,258
(Recoveries of) provision for uncollectible accounts receivable	(85,336)	403,414
Deferred income tax benefit	(9,579,075)
Changes in operating assets and liabilities:
Accounts receivable	2,515,071	(4,028,196)
Contracts receivable	(1,306,022)	476,228
Inventory	(3,618,558)	(1,628,690)
Other current assets	499,712	(413,801)
Other assets	30,977	(81,000)
Accounts payable	(2,123,009)	1,888,748
Accrued expenses	883,355	988,291
Warranty obligation	(2,922,642)	5,919,065
Deferred revenue	(753,358)	251,112
Advanced payments and billings in excess of costs incurred	(392,459)	(693,541)
Income tax payable	(157,223)	228,559
Customer advances	(45,095)	179,901

Net cash provided by operating activities	907,050	5,012,067

CASH FLOWS FROM INVESTING ACTIVITIES — Purchase of property and equipment	(2,852,310)	(1,123,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	1,000,000	4,609,205
Repayments under credit facility		(6,468,328)
Borrowings under equipment facility	2,000,000
Repayments on obligations under capital leases	(96,831)	(101,228)
Proceeds from exercise of stock options	43,115	128,677

Net cash provided by (used in) financing activities	2,946,284	(1,831,675)

NET INCREASE IN CASH	1,001,024	2,056,726

CASH — Beginning of year	2,940,219	883,493

CASH — End of year	$3,941,243	$2,940,219

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid during the year for:
Interest	$84,756	$169,897

Income taxes	$128,000	$118,300

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES — Property and equipment purchases in accounts payable	$195,407	$187,947

See notes to financial statements.

SIERRA MONOLITHICS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008 AND 2007, AND FOR THE YEARS THEN ENDED

1.	ORGANIZATION

Nature of Business — Sierra Monolithics, Inc. (the “Company”) designs and manufactures wireless chipsets and high-speed integrated circuits for optical networking applications, including 10 and 40 gigabit per second systems, focusing on physical layer and physical media dependent chipsets. The Company also provides high-performance microwave modules for wireless communication systems. The Company is headquartered in Redondo Beach, California.

Liquidity — The Company may encounter certain risks such as the possible inability to respond to changes in a rapidly evolving, unpredictable business environment and the inability to manage growth effectively. The Company must, among other things, develop its products to meet customer needs, successfully implement its business and marketing strategies, and provide superior customer service. If the Company is not successful in addressing such risks, it will be adversely affected.

A significant amount of the Company’s cash is generated by sales of its products to a few customers. The Company is also developing products for emerging markets. If any of the customers significantly reduce their orders, or should these emerging markets not grow as anticipated, this could severely impact the Company’s cash flows.

The Company’s internal research and development activities to date have been funded by sales of its preferred and common stock, product sales, and from development contracts. At December 31, 2008, the Company had cash and cash equivalents of $3,941,243. Based on the Company’s projected operating cash flows for 2009, management believes that it has sufficient cash resources to fund operations and meet its obligations as they become due for the next 12 months. There can be no assurance that the Company will be able to raise additional capital, as needed, which could have a material adverse effect on the Company’s business, financial condition, or results of operations. The Company’s prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of development, particularly companies in new and rapidly evolving markets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition for Product Sales — The Company recognizes revenue on products when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is reasonably assured. Sales are recorded net of sales returns and discounts, which are estimated at the time of shipment based upon historical data.

Revenues from distributors are recognized when products are sold to third-party customers as distributors have the right of return. Until products are sold to the ultimate customer, certain amounts are included within accounts receivable and deferred revenue.

Revenue Recognition for Product Design Contracts — The Company enters into arrangements for the design of complex integrated circuits with contractors providing products primarily to the U.S. government. The Company accounts for its contracts in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) No. 81-1, Accounting for Performance of

Construction-Type and Certain Production-Type Contracts. The Company recognizes revenue when it has persuasive evidence of an arrangement with a customer, which is upon entry by the Company and the customer into a legally enforceable agreement. In accounting for the contracts, the Company utilizes the cost-to-cost method of percentage-of-completion accounting in accordance with SOP No. 81-1. Revenues include amounts that can be reasonably assured and reasonably estimated. Amounts that cannot be reasonably assured and reasonably estimated are excluded from revenue until such time that a reasonable estimate can be made and the receipt of such amounts is reasonably assured. Under this method, revenues, including estimated earned fees or profits, are recorded as costs are incurred. Revenues are calculated based on the percentage of total costs incurred compared to total estimated costs at completion. Contract costs include direct materials, direct labor costs, and other direct costs related to contract performance. These costs are included in costs of revenues.

Revenue under development agreements is recognized when applicable contractual milestones have been met, including deliverables, and in any case, does not exceed the amount that would be recognized using the percentage-of-completion method in accordance with SOP No. 81-1. The cost associated with development agreements are included in cost of revenue.

Product design contracts are performed to the customers’ specifications. The contracts contain objective specifications that relate to the technical requirements for the product design to be delivered to the Company’s customers. The contracts contain production schedules setting forth a timeline for production and a final delivery date for the completed product design and related prototypes.

Billing practices for percentage-of-completion contracts are governed by the contract terms, based upon costs incurred, achievement of milestones, or agreed-upon schedules. Billings do not necessarily correlate with revenue recognized under the percentage-of-completion method of accounting. Advanced payments and billings in excess of costs and estimated earnings are recorded as a liability in the accompanying balance sheets. When billings are less than recognized revenue, the difference is recorded as unbilled receivables. Total unbilled receivables as of December 31, 2008 and 2007, are $638,000 and $0, respectively.

The Company performs a review of uncompleted contracts. Amounts representing contract change orders or claims are included in revenues only when they meet the criteria set forth in SOP No. 81-1. Revenues include amounts that can be reasonably assured and reasonably estimated. Amounts that cannot be reasonably assured and reasonably estimated are excluded from revenue until such time that a reasonable estimate can be made and the receipt of such amounts is reasonably assured. In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated ultimate loss is charged against income. Changes in estimates of contract revenue, costs, and profits are recognized in the current period based on the cumulative effect of the changes on current and prior periods. Hence, the effect of the changes on future periods of contract performance is recognized as if the revised estimates had been the original estimates. A significant change in one or more projects could have a material adverse effect on the Company’s financial position or results of operations.

Rebates for Product Sales — The Company has two customers where product is shipped and sold directly to the customer’s contract manufacturer. The two customers are then paid a rebate based on the volume sold to their contract manufacturer. In addition, the Company has three customers where product is shipped and sold directly to the customer. The three customers are then paid a rebate based on sales volume. Revenue is recorded net of such rebates.

Cash and Cash equivalents — The Company considers short-term investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable — Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses related to the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Past due balances over 60 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventory — Inventory is stated at the lower of cost or market using the first-in, first-out method.

Property and Equipment — Property and equipment are stated at cost. Equipment under capital leases is stated initially at the lower of the present value of minimum lease payments at the lease inception or fair value. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally ranging from three to seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term. Total depreciation and amortization for the years ended December 31, 2008 and 2007, was $1,168,296 and $376,395, respectively.

Software Cost — We have capitalized certain costs for the development of internal use software under the guidelines of SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Software capitalized for internal use for the years ended December 31, 2008 and 2007, was $764,291 and $20,464, respectively. Amortization on capitalized software is calculated on the straight-line method over the estimated useful life, which has been determined to be three years.

Impairment of Long-Lived Assets — In accordance with Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges were recorded for long-lived assets during 2008 and 2007.

Research and Development Costs — Research and development costs related to the internal design, development, and testing of new systems, applications, and technologies are charged to expense as incurred. Total research and development costs for the years ended December 31, 2008 and 2007, were $11,146,825 and $7,127,168, respectively.

Advertising Costs — Advertising costs are expensed when incurred and are included in selling, general, and administrative expenses. Total advertising costs for the years ended December 31, 2008 and 2007, were $73,016 and $39,634, respectively.

Stock Option Plan — The Company has an employee stock option plan, which is described more fully in Note 8. Effective January 1, 2006, the Company adopted the provisions of FASB Statement No. 123 (revised 2004), Share-Based Payment. FASB Statement No. 123(R) requires companies to recognize as expense the fair value of all employee equity awards, including stock option grants. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. Prior to January 1, 2006, the Company accounted for awards granted under its stock option plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The exercise price of options granted is equal to the market value of the Company’s common stock on the date of grant. Accordingly, no share-based compensation related to stock options issued was recognized in the accompanying financial statements prior to 2006.

The Company adopted FASB Statement No. 123(R) on January 1, 2006, using the prospective method, as defined under FASB Statement No. 123(R). The prospective method requires companies to record compensation cost in accordance with FASB Statement No. 123(R) only for awards issued, modified, repurchased, or canceled after the effective date and also allows companies to continue to account for previously issued awards that remain outstanding at the date of adopting FASB Statement No. 123(R) using preexisting accounting standards.

Financial Instruments and Concentration of Credit and Business Risk — Financial instruments, which potentially subject the company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash balances with a financial institution located in California. At times, the cash balances exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

The Company had two vendors which represented approximately 30.6% and 26.8% of inventory purchases in 2008. The Company had two vendors which represented approximately 39.0% and 18.3% of inventory purchases in 2007.

The Company had sales to three customers, which represented approximately 19.0%, 17.1%, and 13.9% of revenues, respectively, during 2008 and approximately 22.6%, 15.2%, and 8.1% of accounts receivable, respectively, as of December 31, 2008. The Company had sales to three customers, which represented approximately 27.7%, 18.4%, and 18.2% of revenues, respectively, during 2007 and approximately 16.0%, 16.8%, and 14.8% of accounts receivable, respectively, as of December 31, 2007.

Use of Estimates — The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the bad debt allowance, inventory obsolescence, stock-based compensation, and deferred income tax assets as well as estimates of revenue and expenses under long-term contracts and potential warranty claims. Actual results could differ from those estimates.

Provision for Warranties — The Company offers its customers warranties on most products sold to them. These warranties typically provide for repairs or replacement for a specified time period. Concurrent with the sale of products, a provision for estimated warranty expense is recorded with a corresponding increase in costs of revenues. This provision is adjusted periodically based on historical and anticipated experience. Actual costs of repairs under warranty, including parts and labor are charged to this provision when incurred. The Company had an accrued warranty obligation related to a specific warranty issue of $4,964,284 and $7,891,000 in 2008 and 2007, respectively. The specific warranty issue relates to a potential reliability issue with a particular product when used over an extended period of time.

Warranty activity for the years ended December 31, 2008 and 2007, is as follows

Balance — January 1, 2007	$2,068,237

Additions	6,137,334
Reductions for warranty costs	(218,269)

Balance — December 31, 2007	7,987,302

Additions	4,521
Reductions for warranty costs	(2,927,163)

Balance — December 31, 2008	$5,064,660

Customer Advances — In 2007, a customer paid $192,600 to the Company for the development of a specific product. The customer advance has been recognized as a $2.00 per unit credit as parts are shipped to the customer. The balance with the customer at December 31, 2008 and 2007, was $137,000 and $176,760 respectively. Certain other customers paid in advance for certain products during 2008 and 2007 and represent balances of $7,185 and $12,521 as of December 31, 2008 and 2007, respectively.

Income Taxes — The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes. Under FASB Statement No. 109, deferred tax assets or liabilities are computed based upon the differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rate. Deferred income tax expense or benefit are based upon the changes in the assets or liability from period to period. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Recent Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing the “more-likely-than-not” recognition threshold that a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, financial statement classification, and disclosures. FIN No. 48 was effective for fiscal years beginning after December 15, 2006. On December 30, 2008, the FASB issued FASB Staff Position (FSP) FIN No. 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, which defers the effective date of FIN No. 48 for certain nonpublic enterprises to annual periods beginning after December 15, 2008. The Company has elected to defer the adoption of FIN No. 48 based upon the provisions of FSP FIN No. 48-3, and is currently evaluating the effect that the adoption of this interpretation will have on the Company’s financial position and results of operations.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for consistently measuring fair value in applying generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007, for financial assets and liabilities, and its provisions will be applied prospectively upon adoption. The FASB has issued FSP FAS No. 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, which excludes FASB Statement No. 13, Accounting for Leases, as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under FASB Statement No. 13. The FASB has also issued FSP FAS No. 157-2, Effective

Date of FASB Statement No. 157, which delays the effective date of required adoption for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008. The Company has not yet evaluated the effect that the adoption of FSP FAS No. 157-2 will have on the Company’s financial position and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115. FASB Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specific election dates. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. FASB Statement No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted this standard effective January 1, 2008, and has not elected to adopt the fair value option of SFAS 159.

3.	CONTRACT RECEIVABLES

Contract receivables as of December 31, 2008 and 2007, consist of the following:

	2008	2007
Contract receivables:
Billed contract receivables	$708,046	$40,024
Unbilled receivables	638,000

	$1,346,046	$40,024

Billed contracts in process do not have retentions arising from contractual provisions. In addition, no claims are present in amounts billed as of December 31, 2008 and 2007. The Company expects all amounts billed to be collected within the next 12 months.

4.	INVENTORY

Inventory as of December 31, 2008 and 2007, consists of the following:

	2008	2007
Raw materials	$2,797,757	$2,187,018
Work in progress	2,345,806	430,043
Finished goods	1,767,256	675,200

	$6,910,819	$3,292,261

5.	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2008 and 2007, is summarized as follows:

	2008	2007
Office equipment	$289,674	$244,504
Engineering equipment	3,785,097	1,939,981
Computer equipment	1,751,841	615,325
Leasehold improvements	139,701	94,405
Leased engineering test equipment	331,046	331,046

	6,297,359	3,225,261
Less accumulated depreciation and amortization	(2,967,507)	(1,777,229)

	$3,329,852	$1,448,032

The following is an analysis of the leased property under capital leases by major classes:

	2008	2007
Engineering test equipment	$331,046	$331,046
Less accumulated depreciation	(248,284)	(137,936)

	$82,762	$193,110

6.	CREDIT FACILITY

In August 2005, the Company entered into a new credit agreement with a lender that allows the Company to borrow up to 80% of eligible accounts receivables, as defined in the agreement. Under the credit facility the aggregate face amount of the financed receivables outstanding at any time shall not exceed the facility amount of $6,250,000, and the bank shall have no obligation to make advances in excess of $5,000,000. The credit facility will expire on July 24, 2009. There are no financial covenants associated with the credit facility; however, there are nonfinancial covenants associated with the credit facility with which the Company is in compliance as of December 31, 2008. Advances under the credit facility bear interest at prime plus an adjustable margin (3.25% at December 31, 2008) in addition to a 0.25% administrative fee. Advances due under the credit facility as of December 31, 2008 and 2007, were $1,000,000 and $0, respectively. Available borrowings under the credit facility as of December 31, 2008 and 2007, were $4,275,148 and $4,162,967, respectively.

On February 4, 2009, the Company amended the terms of this credit agreement with the lender. The maximum aggregate face amount was reduced from $6,250,000 to $5,312,500, and the maximum advance was reduced from $5,000,000 to $4,250,000. The line was extended from July 24, 2009 to July 24, 2010.

In July 2008, the Company also entered into a $2,000,000 equipment facility with the same lender secured by capital equipment purchased using the proceeds from the facility. The interest rate is prime, plus 0.5%. Repayment is based on 36 consecutive equal monthly installments beginning in January 2009 and continuing until December 2011. The Company had drawn down $2,000,000 under the equipment facility as of December 31, 2008.

On February 4, 2009, the Company entered into an additional, $1,500,000 equipment facility with the same lender. The interest rate is prime, plus 2%. Repayment is based on 36 consecutive equal monthly installments commencing with the first day of the month following the advance. As of March 13, 2009, the Company had borrowed $862,400 against this facility.

7.	INCOME TAXES

The provision for income tax for the years ended December 31, 2008, and 2007, consisted of the following:

	2008	2007
Current:
Federal	$78,963	$171,172
State	205,114	57,387

	284,077	228,559

Deferred:
Federal	1,877,786	561,848
State	(514,106)	69,276

	1,363,680	631,124

Valuation allowance	(10,942,755)	(631,124)

Total income tax (benefit) provision	$(9,294,998)	$228,559

Income tax expense for years ended December 31, 2008 and 2007, differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income (loss) as a result of the following:

	2008	2007
Computed “expected” tax expense	$2,389,548	$426,319
Reduction in income taxes resulting from change in the valuation allowance for deferred tax assets	(10,942,755)	(357,070)
State income tax benefit — net of federal income taxes	(203,935)	85,643
Research and development credits	(774,827)
Other	236,971	73,667

	$(9,294,998)	$228,559

The tax effects of temporary difference that give rise to significant portions of deferred tax assets as of December 31, 2008 and 2007, are as follows:

	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$5,532,363	$5,925,296
Accrued expenses	208,928	954,401
Allowance and reserves	2,587,031	3,643,701
Tax credits carryforwards	1,847,461	227,759
State taxes	69,739
Other	379,429	191,598

	10,624,951	10,942,755

Deferred tax liabilities:
Deferred revenue	(46,487)
Other	(189,773)
State Taxes	(809,616)

	(1,045,876)	—
Less valuation allowance		(10,942,755)

Net deferred taxes	$9,579,075	$—

SFAS No. 109, Accounting for Income Taxes, requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. As of December 31, 2008, the Company evaluated the positive and negative evidence regarding the future realization of the deferred tax assets. Pursuant to this evaluation, the Company concluded that the available objective positive evidence regarding its ability to generate future federal taxable income substantially outweighed the available objective negative evidence regarding future federal taxable income. As a result, the Company believes it is more likely than not that its deferred tax assets will be realized in future years. Accordingly, as of December 31, 2008, the Company has not recorded any valuation allowance against deferred tax assets.

As of December 31, 2008, the Company has net operating loss carryforwards for federal and state income tax purposes of $13,717,807 and $9,822,497 which are available to offset future taxable income, if any, through 2027 and 2018, respectively. The Company experienced a change in ownership in fiscal year 2002, accordingly, in accordance with Internal Revenue Code Section 382, the annual utilization of net operating loss carryforwards existing prior to a change in control of the Company are limited. The federal net operating loss carryforwards includes $4,425,143 which are subject to certain annual limitations of $1,353,633 under the Internal Revenue Code Section 382. Additionally, as a result of the adoption of FASB Statement No. 123(R), the Company recognizes tax benefits associated with the exercise of stock options directly to stockholders’ equity only when realized. Accordingly, deferred tax assets are not recognized for net operating loss carryforwards relating to stock option deductions occurring from January 1, 2006, onward. A tax benefit occurs when the actual tax benefit realized upon an employee’s disposition of a share-based award exceeds the deferred tax asset, if any, associated with the award.

8.	STOCK-BASED COMPENSATION

During 2000, the Company’s board of directors approved the 2000 Stock Incentive Plan, which provides for grants of incentive stock options and nonqualified stock options. Under the 2000 Plan, options may be granted from time to time for an aggregate of no more than 11,474,631 shares of common stock as determined by the board of directors. During 2007, the Company’s board of directors approved the 2007 Stock Incentive Plan which provides for grants of incentive stock options and unqualified stock options. Under the 2007 Plan (the “Plan”), options may be granted from time to time for an aggregate of no more than 3,000,000 shares of common stock as determined by the board of directors.

The vesting period and exercise dates are determined on an individual case basis by the board of directors, but generally vest 25% at the end of the first year and monthly thereafter over the total four-year period. Exercise of an option may be conditioned upon performance criteria or other reasonable conditions such as term of employment. The options are exercisable up to 10 years from the date of grant.

Stock-based compensation has been recorded in the statement of operations for the years ended December 31, 2008 and 2007, as follows:

	2008	2007
Cost of revenues	$37,378	$4,840
Research and development costs	160,109	41,280
Selling, general, and administrative	271,853	74,138

Stock based compensation before taxes	469,340	120,258

Related income tax benefit	—	—

Stock based compensation — net of estimated taxes	$469,340	$120,258

At December 31, 2008, there were 287,512 additional shares available for grant under the Plan.

Under the provisions of FASB Statement No. 123(R), as adopted by the Company on January 1, 2006, the weighted-average fair value of each option grant for the years ended December 31, 2008 and 2007, has been estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2008	2007
Interest rate (risk free)	1.05%	3.51%
Volatility	50.0	50.0
Expected dividends	0.0	0.0
Expected life of option	6.2 years	6.2 years

Using these assumptions, the weighted-average fair value of each stock option granted was $0.51 and $0.41 per share for the years ended December 31, 2008 and 2007, respectively. Expected volatilities were based on a volatility factor computed based upon an external peer group analysis of publicly traded companies based in the United States within a predetermined market capitalization range (“public comparables”). The analysis provided historical and implied volatilities of the public comparables and developed an estimate of expected volatility for the Company. The risk-free interest rate is based on U.S.

Treasury zero-coupon issues with a term equal to the expected term of the option assumed at the date of grant. The Company has not historically paid dividends, thus no dividends are expected. The Company determined the 2008 and 2007 expected term assumptions under the “Simplified Method” as defined in Staff Accounting Bulletins Nos. 107, Share-Based Payment, and 110, Share-Based Payment, as it lacks historical data and is unable to make reasonable expectations regarding future exercise patterns.

The total intrinsic value of the options exercised and the total calculated value of the options vested for the years ended December 31, 2008 and 2007, are as follows:

	2008	2007
Intrinsic value of options exercised	$99,781	$196,465

Total calculated value of options vested	$645,139	$181,577

Options outstanding that were issued after January 1, 2006, that are expected to vest are net of estimated future option forfeitures in accordance with the provisions of FASB Statement No. 123(R). As of December 31, 2008, there was $2,134,406 of unrecognized compensation cost related to stock options granted after January 1, 2006. The unrecognized compensation cost is expected to be recognized over the relevant vesting period.

Summary stock option activity during the periods indicated is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)
Outstanding — January 1, 2007	9,533,886	$0.28

Granted	2,233,155	0.73
Exercised	(573,028)	0.22
Canceled	(1,017,905)	0.37

Outstanding — December 31, 2007	10,176,108	0.37

Granted	2,860,500	1.34
Exercised	(103,140)	0.42
Canceled	(425,041)	0.84

Outstanding — December 31, 2008	12,508,427	$0.58	6.82

Vested and expected to vest — December 31, 2008	9,468,592	$0.56	6.60

Exercisable — December 31, 2008	7,077,085	$0.33	5.26

A summary of stock option information as of December 31, 2008, is as follows:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$ 0.00 – 0.50	7,207,877	$0.19	5,136,701	$0.17
0.51 – 1.00	1,800,050	0.69	1,704,217	0.60
1.01 – 3.00	3,500,500	1.32	236,167	1.27

	12,508,427		7,077,085

9.	STOCKHOLDERS’ EQUITY

Authorized Shares — As of December 31, 2008, the Company’s Amended and Restated Articles of Incorporation (“Articles”) authorize the issuance of shares designated as common stock and preferred stock, each having a par value of $0.0001 per share. As of December 31, 2008, the shares of common stock and preferred stock authorized were 100,000,000 and 31,177,994, respectively.

Of the 31,177,994 preferred shares authorized, 10,039,783 are designated as Series A redeemable convertible preferred stock and 21,138,211 are designated as Series B redeemable convertible preferred stock.

Redeemable Convertible Preferred Stock — On November 20, 2000, the Company issued 1,314,666 shares of Series A preferred stock. In January 2001 and April 2001, the Company issued 8,019,456 and 350,701 shares of Series A preferred stock, respectively. On May 28, 2002, the Company issued 21,138,211 shares of Series B preferred stock for $12,979,134.

Significant rights, preferences, and privileges of the Series A and Series B preferred stock as of December 31, 2008 and 2007, are listed below.

Conversion Rights — Each share of the preferred stock outstanding is convertible, at the option of the holder, into common stock at a conversion rate determined by dividing (i) $1.5213 in the case of Series A preferred stock, and (ii) $0.615 in the case of Series B preferred stock by the conversion price (as defined in the Company’s Articles) applicable to such share in effect on the date that the certificate is surrendered for conversion. The initial conversion price for the Series A preferred stock is $1.189 and $0.615 for the Series B preferred stock. Such initial conversion price is subject to adjustment for certain dilutive issuances, splits, and combinations (as defined in the Company’s Articles).

Such conversion will occur automatically upon the earlier of (i) at the option of a holder, immediately prior to the closing of a registered public offering of the Company’s common stock that yields aggregate proceeds to the Company of at least $25,000,000 at a per share price of at least $3.50 or (ii) the date specified by written consent of the holders of a majority of the then outstanding shares of Series A preferred stock and Series B preferred stock, voting together as a class.

Dividend Rights — No dividends shall be declared or paid to any holders of shares of the common stock of the Company unless and until a dividend of (i) $0.121704 per share of preferred stock per year has first been declared and paid to the holders of the shares of Series A preferred stock and (ii) $0.0492 per share of preferred stock per year has first been declared and paid to the holders of the shares of Series B preferred stock, payable quarterly when as and if declared by the board of directors. Such dividends are not cumulative.

Liquidation Preference — (1) In the event of a liquidation, dissolution, or winding-up of the Company, the holders of Series A and Series B preferred stock are entitled to receive proportionally a liquidation preference of up to (A) $1.5213 per share for each share of Series A preferred stock then held by them and (B) $0.615 per share for each of Series B preferred stock then held by them, plus declared but unpaid dividends based on the amount of the available assets. Any remaining assets are to be distributed (i) first, among the holders of the Series A and Series B preferred stock and the common stock pro rata based on the number of shares of common stock held by each (assuming conversion) until the holders of (a) the Series B preferred stock receive up to an aggregate of $1.845 per share of Series B preferred stock (including amounts paid under (1)); (b) next, if assets remain in the Company, the holders of Series A preferred stock receive up to an aggregate of $4.5639 per share of Series A preferred stock (including amounts paid under (1)); (ii) next, if assets remain in the Company, the holders of the common stock will receive up to an aggregate of $4.5639 per share (including amounts paid under (a) and (b)); and (iii) thereafter, any remaining assets are to be distributed among the holders of the Series A and Series B preferred stock and the common stock pro rata on an as if converted basis.

Deemed Liquidation — A liquidation, dissolution, or winding-up of the Company shall be deemed to occur if the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of the Company own less than 50% of the voting power of the surviving corporation following the transaction. As a result, the Company does not control whether the redeemable convertible preferred stock may be redeemed in connection with such deemed liquidation and has, therefore, classified such preferred stock outside of permanent equity on the accompanying balance sheets.

Voting Rights — Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for stockholder action as if such shares were converted to common stock.

Redemption Rights — During the one-year period beginning on May 20, 2005, had the Company received a written request from the holders owning at least a majority of the then outstanding shares of Series A and Series B preferred stock that at least a majority of the outstanding shares of such series held by them be redeemed, then the Company would have been requested to redeem the number of shares specified in the redemption election. The redemption price would have been the greater of the then fair market value of common stock as if converted or (i) $1.5213 per share of Series A preferred stock and (ii) $0.615 per share of Series B preferred stock (as adjusted for any stock dividends, combinations, or splits), plus interest at a rate of 8.0% per year, compounded semiannually. The Company accreted interest on the preferred stock over the period that began on the issuance date and ended on May 19, 2006, the expiration of the redemption option. The one-year period ending May 19, 2006, expired without the shareholders making the election to redeem their shares of preferred stock. Thus, the Series A and Series B preferred stock is no longer redeemable at the stockholder’s request.

Warrants — In 2001, the Company entered into an equipment loan with Venture Lending & Leasing III Inc. and 354,960 warrants for the Company’s series A preferred stock were issued as part of the consideration for the equipment loan. The exercise price for the warrants was $1.5213. The warrants were exercised on September 14, 2008.

10.	RETIREMENT BENEFIT PLAN

Under the Company’s 401(k) profit-sharing plan, employees may elect to have a portion of their compensation deferred and contributed to their 401(k) accounts. Employee contributions vest immediately. The Company may make discretionary matching contributions to the Plan that are allocated to the plan participants based on each participant’s proportional deferral of the total employee deferrals in a plan year. An additional annual contribution may be made at the discretion of the Company’s board of directors. No employer contributions were made to the plan during fiscal years 2008 or 2007.

11.	COMMITMENTS AND CONTINGENCIES

Warranty Obligation — The Company recorded a warranty obligation related to defects discovered within the 40 gigabit per second serializer and deserializer devices used for optical communication applications as a result of an issue within the manufacturing process. This defect is evident when the devices were used over an extended period of time. The Company has changed the manufacturing process associated with this integrated circuit and performed testing which indicated no further defect. Management determined that it is both probable that a loss exists and that the amount of loss can be reasonably estimated. Management estimates that the exposure related to the replacement and potential settlement with certain customers is $4,964,284 as of December 31, 2008. Management expects settlement to be in the form of replacement product as well as compensation for damages paid in cash, and reductions of previously negotiated prices. Based on the current status of the Company’s settlement negotiations with its impacted customers, management believes that a material loss in excess of amounts provided is not reasonably possible.

Capital Leases — During fiscal year 2006, the Company leased equipment under various capital lease obligations which expire in 2009.

Future minimum payments as of December 31, 2008, under the aforementioned capital lease obligations are as follows:

2009	$111,893

Total minimum lease payments	111,893
Less amount representing interest	(5,416)

Present value of minimum lease payment	106,477
Less current portion	(106,477)

Long-term portion	$—

Operating Leases — The Company leases certain equipment and office facilities under operating leases. Total rent expense was approximately $1,554,615 and $1,366,264 for the years ended December 31, 2008, and 2007, respectively.

Future noncancelable minimum commitments under operating leases as of December 31, 2008, are as follows:

Year Ending December 31
2009	$488,328
2010	371,048
2011	389,298
2012	407,550
2013	425,792
Thereafter	71,472

$2,153,488

In March 2009, the Company signed a 5 year lease for a 15,207 square feet building for additional manufacturing, development and administration facilities. The total lease payments over 5 years will be $1,902,396.

Governmental Services — As the Company provides services to various government agencies, it is subject to retrospective audits, which may result in adjustments to previously recorded revenues, and the Company may be subject to investigation by governmental entities. Failure to comply with the terms of any governmental contract could result in civil and criminal fines and penalties, as well as suspension from future government contracts. The Company is not aware of any adjustments, fines, or penalties that could have a material adverse effect on its financial position, results of operations, or liquidity.

Software License — During 2008, the Company entered into a $1,600,000 licensing contract with a software vendor for the use of software. The contract requires 8 installments beginning April 2008 through January 2010. $600,000 was paid in 2008. Future payments under this contract are $800,000 in 2009 and $200,000 in 2010. In 2008, the Company entered into another $200,000 licensing contract with this software vendor. The contract requires 8 installments beginning October 2008 through July 2010. $25,000 was paid in 2008. Future payments under this contract are $100,000 in 2009 and $75,000 in 2010.

*  *  *  *  *  *